AMENDMENT NO. 5
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
     The Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Growth Series, a Delaware statutory trust, is hereby amended as follows:
WITNESSETH:
     WHEREAS, AIM Growth Series is now named AIM Growth Series (Invesco Growth Series); and
     WHEREAS, the following Portfolios have been renamed:

CURRENT NAME	NEW NAME
AIM Balanced-Risk Retirement Now Fund	Invesco Balanced-Risk Retirement Now Fund
AIM Balanced-Risk Retirement 2010 Fund	Invesco Balanced-Risk Retirement 2010 Fund
AIM Balanced-Risk Retirement 2020 Fund	Invesco Balanced-Risk Retirement 2020 Fund
AIM Balanced-Risk Retirement 2030 Fund	Invesco Balanced-Risk Retirement 2030 Fund
AIM Balanced-Risk Retirement 2040 Fund	Invesco Balanced-Risk Retirement 2040 Fund
AIM Balanced-Risk Retirement 2050 Fund	Invesco Balanced-Risk Retirement 2050 Fund
AIM Basic Value Fund	Invesco Basic Value Fund
AIM Conservative Allocation Fund	Invesco Conservative Allocation Fund
AIM Global Equity Fund	Invesco Global Equity Fund
AIM Growth Allocation Fund	Invesco Growth Allocation Fund
AIM Income Allocation Fund	Invesco Income Allocation Fund
AIM International Allocation Fund	Invesco International Allocation Fund
AIM Mid Cap Core Equity Fund	Invesco Mid Cap Core Equity Fund
AIM Moderate Allocation Fund	Invesco Moderate Allocation Fund
AIM Moderate Growth Allocation Fund	Invesco Moderate Growth Allocation Fund
AIM Moderately Conservative Allocation Fund	Invesco Moderately Conservative Allocation Fund
AIM Small Cap Growth Fund	Invesco Small Cap Growth Fund;
     NOW, THEREFORE, the parties agree that:
1.	All references to AIM Growth Series in the Agreement are hereby deleted and replaced with AIM Growth Series (Invesco Growth Series).

2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A
TO
SECOND AMENDED AND RESTATED
MASTER ADMINISTRATIVE SERVICES AGREEMENT
OF
AIM GROWTH SERIES (INVESCO GROWTH SERIES)

Portfolios	Effective Date of Agreement

Invesco Balanced-Risk Retirement Now Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2010 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2020 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2030 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2040 Fund	January 31, 2007
Invesco Balanced-Risk Retirement 2050 Fund	January 31, 2007
Invesco Basic Value Fund	June 5, 2000
Invesco Conservative Allocation Fund	April 30, 2004
Invesco Global Equity Fund	November 4, 2003
Invesco Growth Allocation Fund	April 30, 2004
Invesco Income Allocation Fund	October 31, 2005
Invesco International Allocation Fund	October 31, 2005
Invesco Mid Cap Core Equity Fund	September 1, 2001
Invesco Moderate Allocation Fund	April 30, 2004
Invesco Moderate Growth Allocation Fund	April 29, 2005
Invesco Moderately Conservative Allocation Fund	April 29, 2005
Invesco Small Cap Growth Fund	September 11, 2000
Invesco Convertible Securities Fund	February 12, 2010
Invesco Van Kampen Asset Allocation Conservative Fund	February 12, 2010
Invesco Van Kampen Asset Allocation Growth Fund	February 12, 2010
Invesco Van Kampen Asset Allocation Moderate Fund	February 12, 2010
Invesco Van Kampen Harbor Fund	February 12, 2010
Invesco Van Kampen Leaders Fund	February 12, 2010
Invesco Van Kampen Real Estate Securities Fund	February 12, 2010
Invesco Van Kampen U.S. Mortgage Fund	February 12, 2010
The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets

0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $10,000 per class of shares is charged for each class other than the initial class. The $10,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Dated: April 30, 2010

INVESCO ADVISERS, INC.

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

AIM GROWTH SERIES
(INVESCO GROWTH SERIES)

Attest:	/s/ Stephen R. Rimes	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President

(SEAL)

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